[PULASKI FINANCIAL CORP. LETTERHEAD]


FOR IMMEDIATE RELEASE

        PULASKI FINANCIAL TO HOST SECOND QUARTER RESULTS CONFERENCE CALL
                       & WEBCAST ON APRIL 25 AT 11 AM EDT


ST. LOUIS, APRIL 17, 2007-- Pulaski Financial Corp. (NASDAQ GLOBAL SELECT:
PULB), parent of Pulaski Bank, will host its second quarter 2007 results conference call on Wednesday, April 25, 2007 at 11 a.m. EDT (10 a.m. CDT). Results are scheduled to be released after the market closes the previous day, April 24.

      AUDIO
      Dial in number: 1-877-407-9039
      Note: Participants should dial in a few minutes prior to start time.

      WEBCAST
      Website link: http://www.viavid.net/detailpage.aspx?sid=00003DEF
      Live then archived for 3 months

         REPLAY
         Dial in number: 1-877-660-6853
         Account: 3055
         Conference ID: 238775
         Available until: May 9, 2007


ABOUT PULASKI FINANCIAL
Pulaski Financial Corp., operating in its 85th year, serves customers throughout the St. Louis metropolitan area. The bank offers a full line of quality retail-banking products through ten full-service branch offices and three loan production offices in Kansas City and southern Illinois. The company's website can be accessed at www.pulaskibankstl.com
                   ----------------------
For Additional Information Contact:

William A. Donius, Chairman & CEO        Michael Arneth or Tad Gage
Pulaski Financial Corp.                  The Investor Relations Company
(314) 878-2210 Ext. 3610                 (312) 245-2700

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